UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): September 30, 2026

FIRST KEYSTONE CORPORATION (Exact name of registrant as specified in its Charter)

PENNSYLVANIA	000-21344	23-2249083
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 752-3671

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FKYS	OTCID

ITEM 1.01    Entry Into a Material Definitive Agreement

On September 30, 2026, First Keystone Corporation (the “Company”) entered into Subordinated Note Purchase Agreements (the “Purchase Agreements”) with certain institutional accredited investors and qualified institutional buyers (the “Purchasers”) pursuant to which the Company sold and issued $32,500,000 in aggregate principal amount of its 7.50% fixed to floating rate subordinated notes due September 30, 2036 (the “Notes”). The Notes were issued by the Company to the Purchasers at a price equal to 100% of their face amount. The Purchase Agreements contain certain customary representations, warranties and covenants made by the Company, on the one hand, and the Purchasers, severally and not jointly, on the other hand. The Notes were offered and sold in a private placement in reliance on exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D thereunder. Performance Trust Capital Partners, LLC served as the Company’s placement agent.

The Company intends to use the net proceeds from the sale of Notes for general corporate purposes. The Notes are intended to qualify at the holding company level as Tier 2 capital under the capital guidelines of the Federal Reserve Board.

The Notes, which mature on September 30, 2036, bear interest at a fixed annual rate of 7.50% for the period up to, but excluding, September 30, 2031 (the “Fixed Interest Rate Period”). From and including September 30, 2031 until maturity or redemption (the “Floating Interest Rate Period”), the interest rate will adjust to a floating rate equal to a benchmark rate, which is expected to be the then-current Three-Month Term SOFR, plus 277 basis points. The Company will pay interest in arrears semi-annually during the Fixed Interest Rate Period and quarterly during the Floating Interest Rate Period. The Notes constitute unsecured and subordinated obligations of the Company and rank junior in right of payment to any senior indebtedness and obligations to general and secured creditors. Subject to limited exceptions, the Company cannot redeem the Notes before September 30, 2031.

The foregoing description of the Purchase Agreements and the Notes does not purport to be complete and is qualified in its entirety by reference to the form of the Purchase Agreements and the form of the Notes, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. A press release announcing the transaction is attached as Exhibit 99.1 to this to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure

In connection with the offering of the Notes described in Item 1.01, the Company provided certain investors with a slide deck that included information about the Company. A copy of the slide deck is attached as Exhibit 99.2 and is incorporated herein by reference. The information furnished pursuant to this item shall not be deemed “filed” for any purpose.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit NumberDescription

4.1	Form of 7.50% Fixed-to-Floating Rate Subordinated Note due September 30, 2036
10.1	Form of Subordinated Note Purchase Agreement 7.50% Fixed-to-Floating Rate Subordinated Note due September 2036, dated September 30, 2026
99.1	Press Release
99.2	Slide Deck dated September 10, 2026
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

By:	/s/ Jack W. Jones
Jack W. Jones
President and CEO

Date:	October 1, 2026